UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2012

Fidelity Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22288	25-1705405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1009 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(412) 367-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

FIDELITY BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01.  Material Modification to Rights of Security Holders

On July 19, 2012, Fidelity Bancorp, Inc. (the “Company”) amended its Shareholder Rights Plan to provide that neither WesBanco, Inc. (“WesBanco”) nor any of its Subsidiaries, Affiliates or Associates, shall be or become an Acquiring Person as a result of the approval, execution, delivery or performance, or public announcement thereof, of the Agreement and Plan of Merger among WesBanco, WesBanco Bank, Inc., the Company and Fidelity Savings Bank, dated as of July 19, 2012 (the “Merger Agreement”), any or all of the Voting Agreements (as defined in the Merger Agreement), or the consummation of any of the transactions contemplated thereby.  The text of the amendment is filed with this report as Exhibit 4.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:  The following exhibits are filed with this report:

4.1
Amendment No. 2, dated July 19, 2012, to Rights Agreement, dated as of March 31, 2003, and amended by Amendment No. 1 to Rights Agreement, dated as of March 16, 2005, between Fidelity Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY BANCORP, INC.
Date: July 19, 2012	By:	/s/ Richard G. Spencer
Richard G. Spencer President and Chief Executive Officer